EXHIBIT 23.2

Exhibit 23.2 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wolverine World Wide, Inc. Amended and Restated Directors' Stock Option Plan of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Wolverine World Wide, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended December 29, 2001, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

Grand Rapids, Michigan
August 9, 2002